Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Omega Protein Corporation, a Nevada corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 12, 2018

BLR Partners LP

By:	BLRPart, LP General Partner

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
Name: Bradley L. Radoff
Title: Sole Director

BLRPart, LP

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
Name: Bradley L. Radoff
Title: Sole Director

BLRGP Inc.

By:	/s/ Bradley L. Radoff
Name: Bradley L. Radoff
Title: Sole Director

Fondren Management, LP

By:	FMLP Inc. General Partner

By:	/s/ Bradley L. Radoff
Name: Bradley L. Radoff
Title: Sole Director

FMLP Inc.

By:	/s/ Bradley L. Radoff
Name: Bradley L. Radoff
Title: Sole Director

The Radoff Family Foundation

By:	/s/ Bradley L. Radoff
Name: Bradley L. Radoff
Title: Director

/s/ Bradley L. Radoff
Bradley L. Radoff